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                                 EXHIBIT 10.24





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                                                                   EXHIBIT 10.24

        WHEREAS, the Compensation Committee made Restricted Stock Awards on January 31, 1989 (the "Awards") in accordance with the Corporation's 1988 Incentive Stock Option Plan (the "1988 Plan") to the following persons in the following amounts:

        Patrick H. Thomas                       236,250 Shares
        M. Tarlton Pittard                       23,625 Shares
        Stephen D. Kane                          23,625 Shares
        Norman E. Marwitz                        15,750 Shares
        Harlan F. Seymour                         7,875 Shares

        WHEREAS, under the terms of the Awards, the restrictions on such shares are scheduled to lapse on January 31, 1994;

        WHEREAS, Section 8(a) of the 1988 Plan allows the Compensation Committee to accelerate the expiration of the applicable restriction period with respect to all or part of any award under the 1988 Plan in the Committee's discretion; and

        WHEREAS, acceleration of the Awards into calendar 1993 would result in a tax savings to both the recipients of the Awards and the Corporation;

        NOW, THEREFORE BE IT RESOLVED, that the Compensation Committee hereby accelerates the expiration of the applicable restriction period with respect to the Awards from January 31, 1994 to December 31, 1993 as permitted under
Section 8(a) of the 1988 Plan.




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